EXHIBIT (5)

FORM OF APPLICATION

JANUS RETIREMENT ADVANTAGE VARIABLE ANNUITY APPLICATION

PLEASE MAIL APPLICATION CHECK PAYABLE TO:

Western Reserve Life Assurance Co. of Ohio

Attn: Annuity Dept.

P. O. Box 9052

Clearwater, Florida 34618-9052

For help with this Application or for more information, call toll free at 1-800-504-4440.

1. ANNUITANT	[ ] Male
[ ] Female

Name

Address

City	State	Zip

/ /

Date of Birth (Mo/Day/Yr)                         Age

( )
Daytime Telephone	Social Security or Taxpayer I.D. No.

2. CONTRACT OWNER (If other than Annuitant)	[ ] Male
[ ] Female

Name

Address

City	State	Zip

/ /

Date of Birth (Mo/Day/Yr)                         Age

( )
Daytime Telephone	Social Security or Taxpayer I.D. No.

3. SUCCESSOR CONTRACT OWNER (Optional)

(Consider this option if owner and annuitant are different)	[ ] Male
[ ] Female

Name

Address

City	State	Zip

/ /

Date of Birth (Mo/Day/Yr)                         Age

( )
Daytime Telephone	Social Security or Taxpayer I.D. No.

4. BENEFICIARY DESIGNATION

Primary (If Trust, include Trust Agreement date)	Relationship to Annuitant

Contingent	Relationship to Annuitant

Contingent	Relationship to Annuitant

(If more than one Primary or Contingent Beneficiary is designated, proceeds will be divided equally among the survivors within the classification unless otherwise indicated.)

5. INVIDUAL RETIREMENT ANNUITY/IRA

(Complete this section only if you wish to establish an Individual Retirement Annuity.) [ ]Transfer IRA [ ]Rollover IRA [ ]Direct Rollover [ ]IRA Contributory – Tax Year ___

FOR OVERNIGHT DELIVERY:

Western Reserve Life Assurance Co. of Ohio

Attn: Annuity Dept.

201 Highland Avenue

Largo, Florida 33770-2597

6. PURCHASE PAYMENTS

Please select one or more of the following methods of payment:

[ ] Enclosed is a check in the amount of $

payable to Western Reserve Life Assurance Co. of Ohio

[ ] Transfer/redeem $                        from an existing Janus Funds account.

A completed Asset Exchange Request Form must be attached.

The minimum initial purchase is $2,500 and is payable by check, by transfer/redemption of money from Janus Funds, or any combination thereof.

[ ] IRA Transfer Request: a completed IRA Fiduciary Transfer Form must be attached.

[ ] Absolute Assignment 1035(a): Please see Section 8.

Do not send cash.

7. ALLOCATION OF PURCHASE PAYMENTS

Sub-Account Allocation(s) (use whole percentages no less than 10%):

Aggressive Growth	%
Growth	%
International Growth	%
Worldwide Growth	%
Balanced	%
Flexible Income	%
Short-Term Bond	%
High-Yield	%
Money Market	%
Fixed Account (See Prospectus for restrictions)	%
Total	100%

If Systematic Exchanges are selected, High-Yield, Flexible Income, Short-Term Bond or Money Market must be selected here. The minimum initial purchase is $2500.

8. REPLACEMENT ANNUITY

Will the annuity applied for here replace any life insurance or annuity from this or any other company?  [  ]  Yes  [  ]  No

If Yes, give the company name and policy information below:

Company Name

Policy Number

Attach Replacement Notice and Absolute Assignment (1035(a)) Forms as required if you checked “Yes” above.

9. MATURITY DATE/ANNUITY OPTION

The standard MATURITY DATE is the anniversary nearest the Annuitant’s age 90. The standard ANNUITY OPTION is a variable account life annuity with 120 monthly payments guaranteed. Option to change election is permitted by the Contract.

10. STATEMENT OF ADDITIONAL INFORMATION

If you would like to receive a Statement of Additional information, check here:  [  ]

11. STATEMENT OF OWNER

I hereby represent my answers to the above questions are true to the best of my knowledge and belief. I agree that this Application shall be part of the Annuity Contract. I have received and read current Prospectuses for the Contract and Janus Aspen Series. I UNDERSTAND THAT UNDER THE CONTRACT APPLIED FOR, VALUES MAY INCREASE OR DECREASE DEPENDING UPON INVESTMENT EXPERIENCE. I also state that the Contract is in accord with my financial objectives. I understand that each Sub-Account automatically has an exchange privilege with other available Sub-Accounts and the Fixed Account, subject to the restrictions described in the current Prospectus, and that all information provided above will apply to any Sub-Account into which shares may be exchanged. Neither Western Reserve Life nor Janus Aspen Series, or their respective affiliates, will be liable for any loss, cost or expense for any action on instructions (by telephone or in writing) believed to be genuine and in accordance with the procedures described in the instructions accompanying this Application and in the current Prospectus.

UNDER PENALTY OR PERJURY, I (the Owner) certify that my Taxpayer I.D. No. is correct as it appears on the Application, and that I am not subject to backup withholding.

Signature of Contract Owner	Signed in (State, County)	Date Signed

PLEASE DIRECT ALL INQUIRIES ABOVE JANUS RETIREMENT ADVANTAGE TO 1-800-504-4440.

MAKE CHECK PAYABLE TO : WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

JRAAPPO1 – 7/96